Exhibit 10.8

SUBSCRIPTION AGREEMENT

TO:       The Directors of Edify Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for 5,750,000 shares of common stock (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

We agree to take the Shares subject to the Certificate of Incorporation and By-laws of the Company and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name:	Colbeck Capital Management, LLC

Address:	888 7th Avenue, Floor 29

New York, NY 10106

COLBECK CAPITAL MANAGEMENT, LLC

Signed:	/s/Morris Beyda
Name:	Morris Beyda
Title:	Chief Operating Officer

Dated:      October 19, 2020

Accepted:

EDIFY ACQUISITION CORP.

Signed:	/s/ Morris Beyda
Name:	Morris Beyda
Title:	Chief Operating Officer

Dated:	October 19, 2020